Exhibit 99.1

RideNow Group, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

Growth in Same Store Revenue, Gross Profit and Unit Volume in the Fourth Quarter

CHANDLER, Arizona – March 9, 2026 – RideNow Group, Inc. (NASDAQ: RDNW), ("we", "our", the "Company", or "RideNow"), today announced financial results for the fourth quarter and full year ended December 31, 2025.

Key Fourth Quarter 2025 Highlights (Compared to Fourth Quarter 2024):
•Powersports Revenue totaled $256.1 million
•On a same store sales basis, Powersports Revenue was up 6.3%, driven by a 7.7% increase in unit sales
•Powersports Gross Profit was $70.7 million, up 10.1%
•Selling, general & administrative expense was $64.1 million, or 90.4% of total Company gross profit, compared to $64.2 million, or 95.1% of total Company gross profit
•Net loss was $6.4 million, including a non-cash intangible asset impairment charge of $0.8 million related to the exit of the vehicle transportation services business, compared to a net loss of $56.4 million, which included a non-cash intangible asset impairment charge of $39.3 million
•Adjusted EBITDA(1) increased to $9.7 million from $2.2 million

Key Full Year 2025 Highlights (Compared to Full Year 2024)
•Powersports Revenue of $1,073.9 million, a 6.7% decrease
•On a same store sales basis, Powersports Revenue was down 4.6%, driven by a 1.7% decrease in unit sales
•Selling, general & administrative expense was $256.3 million compared to $275.4 million, down 6.9%
•Net loss improved 33.3% to $52.4 million compared to a net loss of $78.6 million, including non-cash intangible asset impairment charges of $34.8 million and $39.3 million, respectively
•Adjusted EBITDA(1) increased 40.4% to $46.2 million

Commenting on the quarter, Chairman, Chief Executive Officer and President Michael Quartieri said, "I am proud of our team and the substantial progress we have made on our “back to our roots” strategy, with momentum building through the fourth quarter. These performance gains are a clear indication we are on the right trajectory to deliver sustained growth and value creation for our shareholders."

Fourth Quarter 2025 Results

	Fourth Quarter
($ in millions except units)	2025	2024	YOY Change
Revenue	$256.9	$269.6	(4.7)%
Gross Profit	$70.9	$67.5	5.0%
SG&A	$64.1	$64.2	(0.2)%
Adjusted SG&A(1)	$59.9	$62.3	(3.9)%
Operating Income (Loss)	$5.4	$(41.1)	NM
Net Income (Loss)	$(6.4)	$(56.4)	(88.7)%
Adjusted EBITDA(1)	$9.7	$2.2	340.9%

	Fourth Quarter
($ in millions except units)	2025	2024	YOY Change
Unit Retail Sales:
New Powersports	9,924	10,217	(2.9)%
Pre-owned Powersports	4,125	3,925	5.1%
Full Year 2025 Results

	Full Year
($ in millions except units)	2025	2024	YOY Change
Revenue	$1,082.5	$1,209.2	(10.5)%
Gross Profit	$298.0	$314.3	(5.2)%
SG&A	$256.3	$275.4	(6.9)%
Adjusted SG&A(1)	$243.8	$270.0	(9.7)%
Operating Loss	$(0.2)	$(15.2)	(98.7)%
Net Income (Loss)	$(52.4)	$(78.6)	(33.3)%
Adjusted EBITDA(1)	$46.2	$32.9	40.4%

Unit Retail Sales:
New Powersports	38,459	42,464	(9.4)%
Pre-owned Powersports	18,416	18,275	0.8%

	Full Year
($ in millions)	2025	2024	YOY Change
Operating Cash Flow	$15.9	$99.4	(84.0)%
Capital Expenditures	$(5.6)	$(2.0)	180.0%
Free Cash Flow(1)	$10.3	$97.4	(89.4)%
	Dec. 31,	Dec. 31,
	2025	2024	YOY Change
Cash (unrestricted)	$29.5	$85.3	(65.4)%
Long-term Debt, including Current Maturities	$207.6	$251.1	(17.3)%
Principal of Long-Term Debt, including Current Maturities	$218.8	$267.4	(18.2)%
Non-Vehicle Net Debt(1)	$189.3	$182.1	4.0%
NM = not meaningful.
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of most directly comparable GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Fourth Quarter 2025 — Segment Results
Powersports Segment

Powersports as Reported	Fourth Quarter
$ in millions, except per unit	2025	2024	YOY Change
Unit Sales (#)
Retail
New(1)	9,924	10,217	(2.9)%
Pre-owned	4,125	3,925	5.1%
Total retail(1)	14,049	14,142	(0.7)%
Wholesale	1,593	1,206	32.1%
Total Powersports Unit Sales(1)	15,642	15,348	1.9%

Revenue
New retail vehicles(1)	$133.5	$138.5	(3.6)%
Pre-owned retail vehicles	45.8	41.3	10.9%
Wholesale vehicles	4.2	6.6	(36.4)%
Finance & Insurance, net	24.1	22.6	6.6%
Parts, Services, and Accessories	48.5	47.2	2.8%
Total Powersports Revenue(1)	$256.1	$256.2	—%

Gross Profit
New retail vehicles	$17.6	$15.0	17.3%
Pre-owned retail vehicles	6.6	5.1	29.4%
Wholesale vehicles	(0.3)	(0.5)	40.0%
Finance & Insurance, net	24.1	22.6	6.6%
Parts, Services, and Accessories	22.7	22.0	3.2%
Total Powersports Gross Profit	$70.7	$64.2	10.1%
Powersports GPU(2)	$5,032	$4,543	10.8%
(1) Includes a reduction of $7.1 million in revenue and 585 units in the fourth quarter of 2025 resulting from the correction of an immaterial error related to fleet sales that were improperly recorded in prior periods in 2025.
(2) Calculated as total powersports gross profit divided by total retail units sold.

Same Store Metrics(1)	Fourth Quarter
$ in millions, except per unit	2025	2024	YOY Change
Same Store Units
Retail (#)
New vehicles	10,389	9,855	5.4%
Pre-owned vehicles	4,092	3,706	10.4%
Total retail	14,481	13,561	6.8%
Wholesale vehicles	939	759	23.7%
Total Same Store Unit Sales	15,420	14,320	7.7%

Same Store Revenue
New vehicles	$138.7	$133.8	3.7%
Pre-owned vehicles	45.6	38.9	17.2%
Total retail	184.3	172.7	6.7%
Wholesale vehicles	3.1	3.8	(18.4)%
Total Same Store Vehicles	187.4	176.5	6.2%
Finance & Insurance, net	21.4	19.5	9.7%
Parts, Services, and Accessories	48.1	45.6	5.5%
Total Same Store Revenue	$256.9	$241.6	6.3%

Same Store Gross Profit
New	$17.4	$14.1	23.4%
Pre-owned	5.9	5.4	9.3%
Total retail	23.3	19.5	19.5%
Wholesale vehicles	(0.3)	(0.8)	(62.5)%
Total Same Store Vehicles	23.0	18.7	23.0%
Finance & Insurance, net	21.4	19.5	9.7%
Parts, Services, and Accessories	22.4	20.5	9.3%
Total Same Store Gross Profit	$66.8	$58.7	13.8%
Same Store Powersports GPU(2)	$4,613	$4,329	6.6%
(1) Same store metrics in the table above exclude the impact in all periods of fleet sales and stores permanently closed as of December 31, 2025.
(2) Calculated as total same store powersports gross profit divided by total same store retail units.

Vehicle Transportation Services Segment

	Fourth Quarter
($ in millions)	2025	2024	YOY Change
Vehicles Transported (#)	1,158	22,212	(94.8)%
Vehicle Transportation Services Revenue	$0.8	$13.4	(94.0)%
Vehicle Transportation Services Gross Profit	$0.2	$3.3	(93.9)%
The Company ceased operations of the vehicle transportation services business line effective December 31, 2025.

Balance Sheet, Liquidity and Cash Flow

The Company generated $15.9 million in operating cash flow during 2025, ending the year with $29.5 million in unrestricted cash and $123.1 million of availability under its powersports floor plan lines of credit. During the year, the Company increased inventory $16.8 million and amounts payable under floor plans by $8.5 million. The Company repaid $61.1 million in principal amounts of debt during 2025.

Investor Conference Call
Company's management will host a conference call to discuss these results on March 9, 2026 at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). To access the conference call, United States callers may dial 1-800-717-1738 (1-646-307-1865 for callers outside of the United States) and enter conference ID 68502. A live and archived webcast will be accessible from RideNow's Investor Relations website at https://investors.ridenow.com.

About the Company
RideNow Group, Inc. (NASDAQ: RDNW) is a powersports dealership group that partners with virtually every major powersports brand in the world, and we believe our powersports business is the largest powersports retail group in the United States. RideNow dealerships offer new and pre-owned motorcycles, all-terrain vehicles, utility terrain or side-by-side vehicles, personal watercraft, snowmobiles, as well as parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize our proprietary RideNow Cash Offer tool to acquire vehicles directly from consumers. To learn more, please visit us online at https://www.ridenow.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those express or implied. Forward-looking statements contained in this press release include, but are not limited to, statements about our future results of operations and financial position, our ability to deliver sustained growth and value creation for shareholders, business strategy and plans, industry and business trends, general macroeconomic and market trends, potential growth opportunities for the business, same store sales trends and momentum, and our objectives for future operations. These risks and uncertainties include, but are not limited to, the following: our ability to grow our business both organically and through strategic acquisitions and to realize our plans and strategies; our ability to acquire sufficient powersports inventory to satisfy consumer demand or our expectations for the business; our dependence on key personnel to operate our business and our ability to retain, attract, and integrate qualified personnel; internal control matters; our reliance on third-party financing providers to finance a substantial portion of our customers' powersports vehicle purchases and to supply extended protection products; the success of our marketing and branding efforts and our ability to attract new customers; adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises, or their inability to deliver a desirable mix of vehicles; our dependence on manufacturer relationships and restrictions imposed by vehicle manufacturers; product liability claims and manufacturer safety recalls; natural disasters, adverse weather, and other disruptive events; our ability to adequately protect our intellectual property; and concentration of leases with entities controlled by our directors; our significant indebtedness and its effect on business flexibility; our need to refinance our indebtedness at or prior to its maturity, and our need for additional financing or capital for acquisitions or unforeseen circumstances; our dependence on floor plan facilities for inventory financing, which may be reduced or terminated; and interest rate risk in connection with floor plan payables and other debt instruments; sensitivity of the powersports industry to unfavorable economic conditions and other demand factors; changes in trade policies, including the imposition of tariffs; operating in a highly competitive market for powersports products and services; potential reduction or discontinuation of manufacturer sales incentive, warranty, or promotional programs; and seasonality and weather trends causing fluctuations in revenue and operating results; our reliance on Internet search engines to drive website traffic; potential disruption in service on our websites; cybersecurity risks and incidents affecting our operations and third-party providers; and compliance with privacy, security, and data processing laws and regulations regarding personal information; potential repeal or weakening of state laws protecting powersports retailers; compliance with a wide range of federal, state, and local laws and regulations; and exposure to various legal proceedings, as well as the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@ridenow.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RideNow Group, Inc.
Consolidated Statements of Operations
(in millions, except per share amounts)

	Fourth Quarter		Full Year
	2025	2024	2025	2024
Revenue:
Powersports vehicles	$183.5	$186.4	$778.8	$842.6
Parts, service and accessories	48.5	47.2	197.8	206.2
Finance and insurance, net	24.1	22.6	97.3	102.4
Vehicle transportation services	0.8	13.4	8.6	58.0
Total revenue	256.9	269.6	1,082.5	1,209.2
Cost of revenue:
Powersports vehicles	159.6	166.8	672.2	738.6
Parts, service and accessories	25.8	25.2	105.5	111.7
Vehicle transportation services	0.6	10.1	6.8	44.6
Total cost of revenue	186.0	202.1	784.5	894.9
Gross profit	70.9	67.5	298.0	314.3
Selling, general and administrative	64.1	64.2	256.3	275.4
Impairment of intangible assets	0.8	39.3	34.8	39.3
Loss (gain) on sale of assets	(1.9)	0.5	(1.9)	0.5
Depreciation and amortization	2.5	4.6	9.0	14.3
Operating income (loss)	5.4	(41.1)	(0.2)	(15.2)
Other expense:
Floor plan interest expense	(2.5)	(3.3)	(11.0)	(16.0)
Other interest expense, net	(9.4)	(11.9)	(41.5)	(48.1)
Other income	0.1	0.1	0.6	0.5
Total other expense	(11.8)	(15.1)	(51.9)	(63.6)
Loss before income taxes	(6.4)	(56.2)	(52.1)	(78.8)
Income tax provision (benefit)	—	0.2	0.3	(0.2)
Net loss	$(6.4)	$(56.4)	$(52.4)	$(78.6)

Weighted average shares-basic and diluted	38.1	35.7	38.0	35.4
Net loss per share - basic and diluted	$(0.17)	$(1.58)	$(1.38)	$(2.22)
Common shares outstanding, net of treasury stock, at period end	38.2	37.7	38.2	37.7

RideNow Group, Inc.
Consolidated Balance Sheets
 ($ in millions)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$29.5	$85.3
Restricted cash	13.4	11.4
Accounts receivable, net	28.9	30.5
Inventory	257.4	240.6
Prepaid expense and other current assets	5.5	3.6
Total current assets	334.7	371.4
Property and equipment, net	60.5	63.5
Right-of-use assets	150.4	157.1
Franchise rights and other intangible assets	127.0	161.9
Other assets	1.0	1.3
Total assets	$673.6	$755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other current liabilities	$77.7	$75.4
Vehicle floor plan notes payable	218.4	209.9
Current portion of long-term debt	0.4	39.1
Total current liabilities	296.5	324.4
Long-term liabilities:
Long-term debt	207.2	212.0
Operating lease liabilities	128.0	129.8
Other long-term liabilities, including finance lease obligation	54.4	52.3
Total long-term liabilities	389.6	394.1
Total liabilities	686.1	718.5
Commitments and contingencies
Stockholders’ equity (deficit):
Additional paid-in capital	704.1	700.9
Accumulated deficit	(712.3)	(659.9)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity (deficit)	(12.5)	36.7
Total liabilities and stockholders’ equity (deficit)	$673.6	$755.2

RideNow Group, Inc.
Consolidated Statements of Cash Flows
($ in millions)

	Full Year
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(52.4)	$(78.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9.0	14.3
Amortization of debt issuance costs	8.8	9.2
Stock-based compensation	2.1	4.6
Loss on sale of property	(1.9)	0.5
Impairment on intangible assets	34.8	39.3
Deferred taxes	—	(0.4)
Gain on lease termination	(0.4)	(0.9)
Interest paid in-kind capitalized to debt principal	2.5	1.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1.6	19.8
Inventory	(16.8)	107.9
Prepaid expenses and other assets	(1.6)	2.2
Accounts payable and accrued liabilities	1.7	6.2
Other liabilities	5.0	3.1
Floor plan trade note borrowings	23.5	(29.3)
Net cash provided by operating activities	15.9	99.4
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	—	(0.7)
Proceeds from sale of property	3.1	4.0
Purchase of property and equipment	(5.6)	(2.0)
Technology development	(0.2)	(0.4)
Net cash provided by (used in) investing activities	(2.7)	0.9
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt	(61.1)	(36.0)
Proceeds from issuance of debt	10.0	—
Decrease in borrowings from non-trade floor plans	(15.0)	(53.0)
Net proceeds from common stock in rights offering	—	9.8
Other	(0.9)	(1.4)
Net cash used in financing activities	(67.0)	(80.6)
NET CHANGE IN CASH AND RESTRICTED CASH	(53.8)	19.7
Cash and restricted cash at beginning of period	96.7	77.0
Cash and restricted cash at end of period	$42.9	$96.7

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization. Adjusted EBITDA further adds back non-cash stock-based compensation, management transition costs, certain litigation expenses not associated with ongoing operations, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Fourth Quarter		Full Year
	2025	2024	2025	2024
Net loss (GAAP)	$(6.4)	$(56.4)	$(52.4)	$(78.6)
Add back:
Floor plan interest expense	2.5	3.3	11.0	16.0
Other interest expense	9.4	11.9	41.5	48.1
Depreciation and amortization	2.5	4.6	9.0	14.3
Income tax benefit	—	0.2	0.3	(0.2)
EBITDA (non-GAAP)	8.0	(36.4)	9.4	(0.4)
Adjustments:
Floor plan interest expense	(2.5)	(3.3)	(11.0)	(16.0)
Stock-based compensation	0.8	0.7	2.1	4.6
Lease expense associated with favorable related party leases in excess of contractual lease payments	1.4	0.3	2.2	1.1
Other non-recurring costs(1)	3.1	1.6	9.5	4.2
Gain on sale of assets	(1.9)	—	(1.9)	—
Management transition costs	—	—	1.1	0.1
Impairment of intangible assets	0.8	39.3	34.8	39.3
Adjusted EBITDA (non-GAAP)	$9.7	$2.2	$46.2	$32.9

(1) Other non-recurring costs include one-time expenses incurred, such as legal costs not part of ongoing operations and termination costs for leases and other services no longer needed in the business.

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We utilize Free Cash Flow when assessing the Company's sources of liquidity and capital resources. We believe that Free Cash Flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	Full Year
	2025	2024
Cash flows from operating activities (GAAP)	$15.9	$99.4
Less:
Capital expenditures	(5.6)	(2.0)
Free Cash Flow (non-GAAP)	$10.3	$97.4

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Dec. 31, 2025	As of Dec. 31, 2024
Long-term debt, including current maturities (GAAP)	$207.6	$251.1
Add back: unamortized debt discount and issuance costs	11.2	16.3
Principal of long-term debt, including current maturities	218.8	267.4
Less: unrestricted cash	(29.5)	(85.3)
Non-Vehicle Net Debt (non-GAAP)	$189.3	$182.1

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, management transition costs and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we believe it is important to evaluate Adjusted SG&A along with SG&A and our consolidated statements of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Fourth Quarter		Full Year
	2025	2024	2025	2024
SG&A (GAAP)	$64.1	$64.2	$256.3	$275.4
% of Gross Profit	90.4%	95.1%	86.0%	87.6%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	$(1.4)	$(0.3)	$(2.2)	$(1.1)
Other non-recurring costs(1)	(2.8)	(1.6)	(9.2)	(4.2)
Management transition costs(2)	—	—	(1.1)	(0.1)
Adjusted SG&A (non-GAAP)	$59.9	$62.3	$243.8	$270.0
% of Gross Profit (non-GAAP)	84.5%	92.3%	81.8%	85.9%
(1) Other non-recurring costs include one-time expenses incurred, such as legal costs not part of ongoing operations and termination costs for leases no longer needed in the business.
(2) Severance and other charges associated with the separation of former executives.

RideNow Group, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of December 31, 2025(1)

Consolidated Total Net Leverage Ratio		3.5x
Covenant	Maximum Allowed	6.5x

Consolidated Senior Secured Net Leverage Ratio		3.3x
Covenant	Maximum Allowed	6.25x
(1) Calculated in accordance with our credit agreement.

RideNow Group, Inc.
Supplementary Schedule
(Unaudited)
($ in millions except units and per unit)

	2025								2024							2025 v 2024 % Change
	Q1	Q2		Q3		Q4		FY	Q1	Q2		Q3		Q4	FY	Q1	Q2	Q3	Q4	FY
Same Store Units(1)
Retail - New:
New retail	7,760	10,120		9,164		10,389		37,433	9,980	11,541		9,380		9,855	40,756	(22.2)%	(12.3)%	(2.3)%	5.4%	(8.2)%
Pre-owned retail	4,118	5,033		4,504		4,092		17,747	4,607	4,432		4,117		3,706	16,862	(10.6)%	13.6%	9.4%	10.4%	5.2%
Total same store retail	11,878	15,153	0	13,668	0	14,481	0	55,180	14,587	15,973		13,497		13,561	57,618	(18.6)%	(5.1)%	1.3%	6.8%	(4.2)%
Wholesale	544	808		921		939		3,212	223	273		540		759	1,795	143.9%	196.0%	70.6%	23.7%	78.9%
Total same store units	12,422	15,961		14,589		15,420		58,392	14,810	16,246		14,037		14,320	59,413	(16.1)%	(1.8)%	3.9%	7.7%	(1.7)%

Same Store Revenue(1)
New vehicles	$117.1	$148.5		$137.6		$138.7		$541.9	$147.7	$168.1		$141.0		$133.8	$590.6	(20.7)%	(11.7)%	(2.4)%	3.7%	(8.2)%
Pre-owned vehicles	46.1	56.4		51.3		45.6		199.4	51.3	50.4		46.9		38.9	187.5	(10.1)%	11.9%	9.4%	17.2%	6.3%
Total retail	$163.2	$204.9		$188.9		$184.3		$741.3	$199.0	$218.5	$—	$187.9	$—	$172.7	$778.1	(18.0)%	(6.2)%	0.5%	6.7%	(4.7)%
Wholesale vehicles	2.0	2.6		2.1		3.1		9.8	4.7	4.1		4.2		3.8	16.8	(57.4)%	(36.6)%	(50.0)%	(18.4)%	(41.7)%
Total Same Store Vehicles	$165.2	$207.5		$191.0		$187.4		$751.1	$203.7	$222.6		$192.1		$176.5	$794.9	(18.9)%	(6.8)%	(0.6)%	6.2%	(5.5)%
Finance & Insurance, net	19.1	24.7		22.2		21.4		87.4	23.3	24.6		21.1		19.5	88.5	(18.0)%	0.4%	5.2%	9.7%	(1.2)%
Parts, Services, and Accessories	44.6	50.7		48.9		48.1		192.3	50.1	54.6		47.3		45.6	197.6	(11.0)%	(7.1)%	3.4%	5.5%	(2.7)%
Total	$228.9	$282.9		$262.1		$256.9		$1,030.8	$277.1	$301.8		$260.5		$241.6	$1,081.0	(17.4)%	(6.3)%	0.6%	6.3%	(4.6)%

Same Store Gross Profit(1)
New	$16.3	$22.0		$18.5		$17.4		$74.2	$18.3	$21.3		$15.6		$14.1	$69.3	(10.9)%	3.3%	18.6%	23.4%	7.1%
Pre-owned	7.7	10.5		8.3		5.9		32.4	9.7	8.8		6.4		5.4	30.3	(20.6)%	19.3%	29.7%	9.3%	6.9%
Total retail	$24.0	$32.5		$26.8		$23.3		$106.6	$28.0	$30.1		$22.0		$19.5	$99.6	(14.3)%	8.0%	21.8%	19.5%	7.0%
Wholesale vehicles	(0.1)	(0.1)		(0.2)		(0.3)		(0.7)	(0.4)	(0.1)		(0.6)		(0.8)	(1.9)	75.0%	—%	66.7%	62.5%	63.2%
Total Same Store Vehicles	$23.9	$32.4		$26.6		$23.0		$105.9	$27.6	$30.0		$21.4		$18.7	$97.7	(13.4)%	8.0%	24.3%	23.0%	8.4%
Finance & Insurance, net	19.1	24.7		22.2		21.4		87.4	23.3	24.6		21.1		19.5	88.5	(18.0)%	0.4%	5.2%	9.7%	(1.2)%
Parts, Services, and Accessories	20.8	24.3		23.1		22.4		90.6	22.4	25.4		21.7		20.5	90.0	(7.1)%	(4.3)%	6.5%	9.3%	0.7%
Total Same Store Gross Profit	$63.8	$81.4		$71.9		$66.8		$283.9	$73.3	$80.0		$64.2		$58.7	$276.2	(13.0)%	1.8%	12.0%	13.8%	2.8%
Same Store Retail GPU(2)	$5,371	$5,372		$5,260		$4,613		$5,145	$5,025	$5,008		$4,757		$4,329	$4,794
(1) For all periods shown in the table above, same store data excludes fleet sales and the results of stores permanently closed as of December 31, 2025.
(2) Calculated as Same Store Gross Profit divided by same store total retail units sold.